SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 16, 2024

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on January 16, 2024. The Company received proxies totaling 13,824,344 of its 26,695,287 issued and outstanding shares of common stock as of the record date of November 17, 2023. The stockholders voted on the following proposals and the results of the voting are presented below.

Reduction in Authorized Shares

Our stockholders approved an amendment to our Certificate of Incorporation to reduce our authorized shares of common stock, $0.001 par value, from 600,000,000 to 150,000,000. There were no broker non-votes on this item.

For	Against	Abstain
11,195,568	2,370,399	258,377

Reverse Stock Split

Our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of not less than 1-for-5 and not greater than 1-for-15, such ratio to be determined by our Board of Directors, at any time prior to January 31, 2024. There were no broker non-votes on this item.

For	Against	Abstain
9,895,182	3,589,641	339,521

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2024

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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